Exhibit 99.1

Elite Pharmaceuticals, Inc. to Host Conference Call to Provide Corporate Update

and Discuss First Quarter of Fiscal Year 2027 Financial Results on August 14, 2026

Financials for First Quarter of Fiscal Year 2027 Ended June 30, 2026

will be released on Thursday, August 13, 2026

Northvale, NJ – August 10, 2026: Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCQB: ELTP), a specialty pharmaceutical company developing niche generic products, announced today that the first quarter financial results of the 2027 fiscal year will be released on Thursday, August 13, 2026. Elite’s management will host a live conference call on Friday, August 14th, at 11:30 AM EDT to discuss the company’s financial and operating results and provide a general business update. Stockholders should submit their questions to the company prior to the call.

Date:	August 14, 2026
Time:	11:30 AM EDT
Dial-in numbers:	1-800-346-7359 (domestic) 1-973-528-0008 (international)
Conference number:	98840
Questions:	dianne@elitepharma.com General questions by 5:00 PM EDT on Wednesday, August 12, 2026 Financial questions by 7:00 PM EDT on Thursday, August 13, 2026
Audio Replay:	https://elite.irpass.com/events_presentations

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company that develops and distributes niche generic products. Elite specializes in developing, manufacturing, and distributing oral, controlled-release drug products. Elite owns multiple generic products, which it distributes nationwide under the Elite Laboratories, Inc. label. Elite operates a cGMP and DEA-registered research, development, and manufacturing facility in Northvale, NJ. For more information, visit www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release. Readers are cautioned that such forward-looking statements involve, without limitation, risks, uncertainties and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of products by the FDA, and the actions the FDA may require of Elite in order to obtain such approvals. These forward-looking statements are not guarantees of future action or performance. These risks and other factors are discussed, without limitation, in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com